C8888889133 | T

5313398

Number

00100004ZQ

Shares

*****1******

Algae Dynamics Corp.

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ONTARIO)

THIS CERTIFIES THAT

SPECIMEN CERTS

CUSIP 01551X108

ISIN CA01551X1087

IS THE REGISTERED HOLDER OF

****1****

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Algae Dynamics Corp.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

President

Chief Executive Officer

Dated: Oct 10, 2014

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
TRANSFER AGENT AND REGISTRAR

By ____________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON.

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